UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16, 2010

COMPASS ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Island	000-52347	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 0620, Yongleyingshiwenhuanan Rd., Yongledian Town, Tongzhou District, Beijing, PR China
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (+86 10-62690222/0255/0299)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

     .     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

Securities Purchase Agreement and Warrants.

On September 16, 2010, the Company entered into a Securities Purchase Agreement (“Securities Purchase Agreement”) with certain investors (“Investors”) pursuant to which the Company completed an offering (“Offering”) of units (“Units”) for total gross proceeds of $9,600,000.  Each Unit is priced at $1.60 and consists of one (1) ordinary share, par value $0.000128 per share (“Ordinary Shares”), and a Series A Stock Purchase Warrant (“Warrants”) to purchase 35% of the number of Ordinary Shares (all on a post three-for-one consolidation basis, as discussed in the Company’s recent Preliminary 14C Information Statement) purchased in the Offering. The initial Warrant exercise price is $2.08 per share (all on a post three-for-one consolidation basis, as discussed in the Company’s recent Preliminary 14C Information Statement) and the Warrant term is five (5) years. The Warrant may be exercised on a cashless basis three (3) months after the Ordinary Shares are listed on the Over-the-Counter Bulletin Board, the Pink Sheets or a major stock exchange. The Company and the Investors entered into other ancillary agreements, some of which included certain shareholders of the Company. These agreements are described in part below.

The Securities Purchase Agreement and Warrants also contain other customary terms and conditions.

The issuance of the Units to the Investors is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation D and Section 4(2) and/or Regulation S thereof and such other available exemptions. We made this determination based on the representations of Investors, which included, in pertinent part, that such Investors were either (a) “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Securities Act, and that such Investors were acquiring the Ordinary Shares for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the Investors understood that the Ordinary Shares may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

The Company also issued warrants to the placement agent described below. The issuance of warrants to the placement agent is exempt from registration under the Securities Act pursuant to Regulation D and Section 4(2) thereof and such other available exemptions. We made this determination based on the representations of the placement agent, which included, in pertinent part, that the placement agent was an “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and that the placement agent was acquiring the warrant for investment purposes for its own account and not as a nominee or agent, and not with a view to the resale or distribution thereof, and that the placement agent understood that the warrant may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Securities Escrow Agreement

The Company, its largest shareholder, the placement agent, and an escrow agent entered into a Securities Escrow Agreement, whereby such shareholder placed in escrow a number of Preferred Shares convertible into an amount equal to the number of  Ordinary Shares purchased by the Investors in the Offering (the “Escrow Shares”) and agreed to transfer the Escrow Shares, in whole or in part as described below, to the Investors on a pro rata basis in the event the Company does not meet the performance target of $9,000,000 in net income (as defined in the Securities Escrow Agreement) for its fiscal year ending December 31, 2010 and $13,500,000 in net income (as defined in the Securities Escrow Agreement) for its fiscal year ending December 31, 2011 (“Performance Thresholds”).

If the Company’s net income for its fiscal year 2010 is less than $9,000,000, the escrow agent shall transfer to the Investors, on a pro-rata basis, an amount of Escrow Shares equal to the percentage of variation from the 2010 performance threshold times the total number of Escrow Shares. Additionally, if the Company’s net income for the fiscal year 2011 is less than $13,500,000, the escrow agent shall transfer to the Investors, on a pro-rata basis, an amount of Escrow Shares equal to the percentage of variation from the 2011 performance threshold times the total number of Escrow Shares.

Any Escrow Shares remaining will be returned to the Company’s largest shareholder.

Net income is as defined under United States generally accepted accounting principles, provided, however, that net income as used for these purposes for each of fiscal years 2010 and 2011 shall be increased by any cash or non-cash charges incurred (i) as a result of the financing, including without limitation, as a result of the issuance, exercise or any anti-dilution adjustment of the Warrants and (ii) as a result of the release of the Escrow Shares  pursuant to the terms of the Securities Escrow Agreement.

Holdback Escrow Agreement

The Company entered into a Hold Back Escrow Agreement with the lead Investor and an escrow agent under which the Company agreed to deposit $520,000 of the Offering proceeds with the escrow agent. Increments of the escrowed amount will be released to the Company upon the Company attaining the following respective milestones: (i) $120,000 upon engaging an investor relations firm reasonably acceptable to the lead Investor; (ii) $100,000 upon providing the lead Investor with evidence that is reasonably satisfactory to the Lead Investor indicating that Circular 75 filings have been approved by the PRC Government, (iii) $100,000 upon providing the lead Investor with documentation demonstrating that the business license of Beijing Tsingda Century Investment Consultant of Education Co., Ltd. has been amended to clarify to the lead investor’s reasonable satisfaction that the VIE Subsidiaries are properly authorized to engage in its current business; and (vii) $200,000 upon providing the lead investor with written confirmation that (i) an independent accounting firm reasonable satisfactory to the lead investor has been engaged, and (ii) a law firm reasonably satisfactory to the lead investor has been in connection with the Company’s initial public offering.

If on June 30, 2011, any portion of the escrowed amount remains in escrow as a result of the Company’s failure to satisfy any of the milestones, then the lead Investor can cause the release of the balance of the escrowed amount to the Investors, on a pro rata basis.

Registration Rights Agreement.

The parties also entered into a Registration Rights Agreement pursuant to which the Company agreed to file a registration statement on Form S-1 (“Registration Statement”) to register all of the Ordinary Shares and shares underlying the Warrants. The Company is required to file the Registration Statement by November 29, 2010.  The Registration Statement must be declared not later than February 28, 2011, or March 29, 2011 if the Registration Statement is subject to a full review by the Securities and Exchange Commission. If the Registration Statement is not declared effective by such date, the Company is required to pay the Investors as liquidated damages 1.5% of the aggregate amount invested for each 30 day period after such date until registration statement is declared effective, not to exceed 10% of the aggregate amount invested.

Lock-Up Agreements

The Company entered into a Founding Shareholder Lock-Up Agreement with the Company’s largest shareholder pursuant to which the shareholder agreed to restrict the transfer of its shares in the Company for 12 months from the date the Company is listed on any of: the NYSE, any tier of the NASDAQ Stock Market, or the NYSE Amex (“Listing Date”), except that during the lock up period, the such shareholder may transfer an amount up to 5% of the ordinary shares held by such shareholder.  The Company also entered into a Six Month Lock Up Agreement with various other shareholders pursuant to which these shareholders agreed to restrict the transfer of their respective shares in the Company for 6 months from the Listing Date, except that during the lock up period, each of these shareholders may transfer an amount up to 5% of the ordinary shares held by such shareholder. Finally, the Company entered into Initial Shareholder Lock-Up Agreements with certain other shareholders pursuant to which these shareholders agreed to restrict the transfer of their shares in the Company for nine (9) months from the Listing Date, except that during the (i) initial 6 months of the lock up period, each of these shareholders may transfer an amount up to 5% of the ordinary shares held by such shareholder, and (ii) final three months of the lock up period, each of these shareholders may transfer an amount up to 20% of the ordinary shares held by such shareholder.

Placement Agent

Maxim Group, LLC (“Maxim”), a FINRA broker/dealer, acted as our placement agent in connection with the Offering. On March 12, 2010, Beijing Tsingda Century Investment Consultant of Education Co., Ltd., our variable interest entity, entered into an exclusive placement agent agreement, as amended (the “Placement Agent Agreement”) with Maxim which will remain in effect until October 31, 2010, after which either party may terminate the agreement with 30 days advance notice. Maxim will receive an effective cash commission of 4.5% of the aggregate gross proceeds of the Offering and warrants equal to 4.5% of the number of Ordinary Shares sold in the Offering. The warrants term is five years and are exercisable at any time after six months from closing. The exercise price is $110% of the offering price of the Units. The Company is required to register the Maxim warrants. The Company also agreed to indemnify Maxim against certain liabilities, including liabilities under the Securities Act. In addition, the Company reimbursed Maxim for $25,000 as reasonable out of pocket expenses.

The foregoing is not a complete summary of the terms of the Offering, Securities Purchase Agreement, Securities Escrow Agreement, Holdback Escrow Agreement, Registration Rights Agreement, the various lock-up agreements, or Warrants described in this Item 1.01, and reference is made to the complete text of such instruments which are set forth as exhibits hereto, all of which are incorporated by reference into this Item 1.01.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(d)  EXHIBITS

Exhibit No.	Description
4.1	Form of Warrant
4.2	Form of Placement Agent Warrant
10.7	Securities Purchase Agreement dated September 16, 2010 by and among the Company and certain investors.
10.8	Registration Rights Agreement dated September 16, 2010 by and among the Company and certain investors.
10.9	Holdback Escrow Agreement dated September 16, 2010, by and among the Company, Zhong Hui Rong (Fujian) Fund, Ltd. and Collateral Agents, LLC.
10.10	Six Month Lock-Up Agreement dated September 16, 2010 by and among the Company and certain shareholders.
10.11	Initial Shareholder Lock-Up Agreement dated September 16, 2010 by and among the Company and certain shareholders.
10.12	Initial Shareholder Lock-Up Agreement dated September 16, 2010 by and among the Company and Eastbridge Investment Group Corp.
10.13	Founding Shareholder Lock-Up Agreement dated September 16, 2010 by and between the Company and Tsingda Century Education Technology Co. Ltd.
10.14	Securities Escrow Agreement dated September 16,, 2010 by and among the Company, Maxim Group, LLC, Tsing Da Century Technology Co. Ltd., and Collateral Agents, LLC
10.15	Agreement dated March 12, 2010 by and between Maxim Group, LLC and Beijing Tsingda Century Investment Consultant of Education Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS ACQUISITION CORPORATION

Date: September 22, 2010	By:	/s/ Mr. Zhang Hui
Mr. Zhang Hui President and Chief Executive Officer

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